        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 14, 1997
                                                            REGISTRATION NO. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                CYBERONICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                  DELAWARE                              76-0236465
         (STATE OF INCORPORATION)           (I.R.S. EMPLOYER IDENTIFICATION NO.)




                            17448 HIGHWAY 3, STE. 100
                            WEBSTER, TEXAS 77598-4135
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)



                     CYBERONICS, INC. 1996 STOCK OPTION PLAN


                            (FULL TITLE OF THE PLAN)



                                JOHN K. BAKEWELL
                                ----------------

                                CYBERONICS, INC.
                            17448 HIGHWAY 3, STE. 100
                            WEBSTER, TEXAS 77598-4135
                                 (713) 332-1375
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)



                                   COPIES TO:
                             KENNETH M. SIEGEL, ESQ.
                        GILBERT M. LABRUCHERIE, JR., ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94306
                                 (415) 493-9300

===========================================================================================================
                         CALCULATION OF REGISTRATION FEE
===========================================================================================================
                                                          Proposed           Proposed
             Title of                                      Maximum            Maximum
            Securities                 Amount             Offering           Aggregate         Amount of
              to be                    to be                Price            Offering         Registration
            Registered               Registered         Per Share (1)          Price              Fee

Common Stock, $0.01 par value         1,000,000          $3.625               $3,625,000         $1,099.00


(1) REPRESENTS THE CLOSING PRICE OF THE REGISTRANT'S COMMON STOCK AS REPORTED ON THE NASDAQ STOCK MARKET ON JANUARY 10, 1997. THE OFFERING PRICE IS CALCULATED IN ACCORDANCE WITH RULE 457(h).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

         ITEM 3(a).

                  The Annual Report of Registrant on Form 10-K for the fiscal year ended June 30, 1996 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         ITEM 3(b).

                  The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

         ITEM 3(c).

                  The description of Registrant's Common Stock to be offered hereby contained in the Company's Registration Statement on Form 8-A, as declared effective by the Commission on February 10, 1993, filed pursuant to
Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description.

         All documents, reports and definitive proxy or information statements subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Company has included in the Certificate of Incorporation a provision that to the fullest extent permitted by Delaware law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. In addition, the Company's Bylaws provide that the Company is required to indemnify its officers and directors to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary, and that the Company is required to advance expenses to its officers and directors as incurred. Further, the Company has entered into indemnification agreements with its officers and directors, providing such individuals indemnification to the maximum extent permitted by the Delaware General Corporation Law.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Exhibit
         Number         Document
         ------         --------

             4.1       Cyberonics, Inc. 1996 Stock Option Plan.

             5.1       Opinion of Wilson, Sonsini, Goodrich & Rosati, a
                       Professional Corporation.

            23.1       Consent of Independent Auditors.

            23.2       Consent of Counsel (contained in Exhibit 5.1).

            24.1       Power of Attorney (see page II-5).




ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant, Cyberonics, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Webster, State of Texas, on this 9th day of January, 1997.


                                      CYBERONICS, INC.


                                      By:   /s/ Robert P.  Cummins
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Reese
S. Terry, Jr. and John K. Bakewell, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                      TITLE                                    DATE
     /s/ Reese S. Terry        Chairman of the Board and                  January 9, 1997
-----------------------------  Executive Vice President
      Reese S. Terry


   /s/ Robert P. Cummins       President, Chief Executive Officer         January 9, 1997
-----------------------------  and Director (Principal Executive
     Robert P. Cummins         Officer)



    /s/ John K. Bakewell       Vice President, Finance and                January 9, 1997
-----------------------------  Administration and Chief
     John K. Bakewell          Financial Officer (Principal
                               Financial and Accounting Officer)



   /s/ Thomas A. Duerden       Director                                   January 10, 1997
------------------------------
 Thomas A. Duerden, Ph.D.



    /s/ Stanley H. Appel       Director                                   January 9, 1997
------------------------------
  Stanley H. Appel, M.D.

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                       -----------------------------------

                                    EXHIBITS

                       -----------------------------------


                       Registration Statement on Form S-8

                                Cyberonics, Inc.

                                January 14, 1997

                                INDEX TO EXHIBITS

    EXHIBIT
    NUMBER                        EXHIBIT
    ------                        -------

    4.1    Cyberonics, Inc. 1996 Stock Option Plan.............................

    5.1    Opinion of Wilson, Sonsini, Goodrich & Rosati, a Professional
           Corporation.........................................................

   23.1    Consent of Independent Public Accountants...........................

   23.2    Consent of Counsel (included in
           Exhibit 5.1)........................................................

   24.1    Power of Attorney (see page II-5)...................................